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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-31249 and 333-62939 and Forms S-8 No. 33-38304, 33-52228,
33-52226, 33-68076, 33-81284, 33-79496, 333-36713, 333-36715, 333-39991,
333-39993, 333-64545 and 333-73383) of Staples, Inc. and in the related
Prospectus of our report dated February 24, 1998, with respect to the consolidated financial statements of Quill Corporation and Subsidiary as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 included in this Annual Report (Form 10-K) for the year ended January 30, 1999.


/s/ Kupferberg, Goldberg & Neimark, LLC
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KUPFERBERG, GOLDBERG & NEIMARK, LLC



March 30, 1999